UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 397-0611

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Director compensation changes.  The Company’s Board of Directors has amended the compensation program for non-employee directors (the “Director Compensation Program”), including the  2008 Director Stock Unit Plan (“2008 Director Stock Plan”), per the recommendation of the Compensation Committee, who was advised by compensation consultant, FW Cook.  The changes to the Director Compensation Program are as follows:

•	Eliminate the initial equity grant (6,000 shares);
•	Eliminate reimbursement for an annual physical exam;
•	Eliminate the tax gross up on spousal travel;
•	Increase the annual cash retainer from $70,000 to $85,000;
•	Increase the annual equity grant from $85,000 to $100,000;
•	Eliminate the 6 month retention period under the 2008 Director Stock Plan following separation; and
•	Increase in the compensation of the non-executive chairman from $160,000 to $190,000 annually, evenly split between cash and equity.

    The Armstrong Non-Employee Directors Compensation Summary is attached to this Current Report hereto as Exhibit 99.1 and the 2008 Director Stock Plan, as amended, is attached to this Current Report hereto as Exhibit 99.2.

Change in Control Agreement.  In its 8-K filed on January 10, 2011, announcing the hiring of Victor Grizzle to the position of Executive Vice President, Armstrong Building Products, the Company indicated that it intended to enter into a Change of Control Agreement with Mr. Grizzle that was expected to contain provisions similar to those provided to other senior Company officers.  The Company has entered into such an agreement with Mr. Grizzle.

The terms of Mr. Grizzle’s Change in Control Agreement are similar to those provided to other senior Company officers, including severance benefits amounting to two times the sum of Mr. Grizzle’s base salary and annual target bonus.  In the event of a Change in Control, the Change in Control Agreement will extend for two years from the date of the Change in Control event. If a Change in Control termination occurs prior to the completion of a bonus plan year, Mr. Grizzle would receive a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs. Mr. Grizzle’s health, disability and life insurance benefits would continue for two years following a Change in Control termination, or until eligible for benefits from a new employer.

The Company’s standard form of Change in Control Agreement provided to Company executives was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 6, 2010.

10b5-1 Plan Authorization.  The Company’s Board of Directors has approved revisions, effective immediately, to the Company’s Policies and Procedures regarding Trading in Company Securities by Employees, Officers and Directors (the “Insider Trading Policy”) to permit executive officers, directors and certain other individuals of the Company (“Insiders”) to trade in the Company’s securities through the adoption and compliance with written plans intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (the “10b5-1 Plans”).  The 10b5-1 Plans must be submitted to, and approved by, the Company’s legal department prior to Insiders trading in the Company’s securities.

Under Rule 10b5-1, a Company’s directors and officers and other persons who are not in possession of material nonpublic information regarding the Company may adopt a pre-arranged plan or contract for the purchase or sale of Company securities under specified conditions and at specified times. As transactions are executed in the future under the 10b5-1 Plans, they will be reported in accordance with federal securities laws. Using the 10b5-1 Plans, Insiders can effect transactions in the Company’s securities while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 No. 99.2	Armstrong Non-Employee Directors Compensation Summary 2008 Director Stock Unit Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.
Date: June 13, 2011	By:	/s/ Thomas B. Mangas
Thomas B. Mangas
Chief Financial Officer

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